FOR: DATRON SYSTEMS INCORPORATED

                         CONTACT:   William L. Stephan
                                    Chief Financial Officer
                                    (760) 734-5454
                                    www.dtsi.com

                                  Tripp Sullivan
                                  CORPORATE COMMUNICATIONS, INC.
                                  (615) 254-3376
                                  tripp.sullivan@cci-ir.com


              DATRON SYSTEMS AGREES TO BE ACQUIRED
                    BY THE TITAN CORPORATION

     VISTA, CA - June 25, 2001 - Datron Systems Incorporated (Nasdaq: DTSI) today announced it has entered into a definitive agreement to be acquired by The Titan Corporation (NYSE: TTN), a leading-edge technology company that creates, builds and launches technology-based businesses, for approximately $51 million, or $16.00 per fully-diluted share, in Titan common stock. Datron common stock closed at $14.00 on Friday, June 22, 2001. Consummation of the transaction, which will be accounted for as a purchase, is subject to customary closing conditions, will include a tender for exchange of at least a majority of Datron's outstanding shares, and is expected to close by the end of Datron's second quarter, September 30, 2001.

     Commenting on the announcement, David A. Derby, Datron Systems' chairman, president and chief executive officer, stated, "We are firmly committed to maximizing the tremendous growth potential of Datron's mobile broadband communications and public safety wireless network markets, the continued growth of our radio communications products and the resurgence of our satellite antenna systems business. We believe Titan's e-tenna subsidiary, which is developing unique radio frequency technologies, its radio communications business, familiarity with long-term government contracting as well as its size and distribution capabilities are a strategic fit for Datron that will enable the combined companies to better pursue the growth opportunities in these markets.

     "With its patented antenna technology, Datron has established a strong leadership position in the emerging market of providing broadband satellite data to airliners worldwide. We were first to fly on a commercial airliner nearly five years ago and have maintained our technological and market lead through the protracted maturation of this market. The added strength provided by Titan sharply improves the probability that Datron's substantial investments in this arena will lead to additional growth opportunities in the airborne broadband market."

     Under terms of the definitive agreement, Titan will first commence an exchange offer for all of the outstanding shares of Datron common stock. The exchange offer will be followed by a merger in which Titan will acquire, at the same exchange ratio, the remaining shares of Datron not previously acquired in the exchange offer. All outstanding options to acquire Datron common stock will be assumed by Titan and converted into the right to purchase shares of Titan common stock.

     Also under terms of the definitive agreement, which has been approved by the Board of Directors of both companies, Datron stockholders and option holders are expected to receive a total equity value of approximately $51 million if Titan's ten-day average closing share price is equal to or greater than $19.00 and less than or equal to $26.00 per share at the price determination date, which is five (5) trading days prior to the expiration of the initial offering period. If Titan's average closing share price is equal to or greater than $17.50 and less than $19.00, the equity value will decrease ratably from approximately $51 million to approximately $47 million. At a Titan average closing share price of less than $17.50, Datron has the right to terminate the definitive agreement subject to a Titan option to assure a minimum equity value of approximately $46 million. If Datron does not elect to terminate if the average closing share price is less than $17.50, the equity value would be less than $46 million. If Titan's average closing share price is greater than $26.00 and equal to or less than $27.50, the equity value will increase ratably from approximately $51 million to approximately $54 million. At a Titan average closing share price of more than $27.50, Titan has the right to terminate the definitive agreement subject to a Datron option to agree to receive a maximum equity value of approximately $56 million. Philpott Ball & Werner is acting as financial advisor to Datron on the transaction.

     The foregoing summary is a general description of certain pricing and related terms contained in the definitive agreement for the transaction, and is qualified in its entirety by reference to the definitive agreement, a copy of which will be filed with the Securities and Exchange Commission.

     Titan will file a registration statement on Form S-4 and other documents regarding the proposed offer and merger described in this press release with the Securities and Exchange Commission. Datron will also be required to file documentation with respect to the offer and, if a vote of Datron's stockholders is required to approve the merger, a proxy statement. Investors are urged to read the prospectus, offer documents and the proxy statement when it becomes available because it will contain important information about Titan and Datron and the proposed transaction. Investors may obtain a free copy of the prospectus and the offer documents (when available) and other documents filed by Titan and Datron with the SEC at the SEC's web site at www.sec.gov. Free copies of these documents may also be obtained from Datron (when available) by directing a request to the Investor Relations section of Datron's web site at www.dtsi.com.


The Titan Corporation

     Headquartered in San Diego, The Titan Corporation creates, builds and launches technology-based businesses, offering innovative technical solutions. Three of Titan's four core businesses develop and deploy communications and information technology solutions and services. In addition, Titan's SureBeam (Nasdaq: SURE) subsidiary markets the leading technology for the electronic pasteurization of food products and Titan is continually identifying promising technologies suitable for commercialization. The company has 7,800 employees and annualized sales of approximately $1.1 billion.

Datron Systems Incorporated

     Datron Systems provides products and services addressing the needs of emerging satellite and radio communication markets. From facilities in Simi Valley and Vista, California, the Company supplies satellite tracking antenna systems, earth stations, and voice and data communication radios to worldwide markets. Datron was the first company to bring live satellite TV to passengers on a commercial airline and is now uniquely positioned as a provider of broadband satellite tracking antennas for mobile customers in the land, sea and air markets. Datron is playing a vital leadership role in the broadband revolution that will see a seamless convergence of voice, video and data services.

     This release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause the Company's actual results to differ from the anticipated results expressed in such forward-looking statements. These include, among others, uncertainties stemming from the dependence of the Company on foreign sales and on large orders from a relatively small number of customers, risks relating to the decline in the Company's traditional defense business and the Company's efforts to develop and market consumer products, lack of timely development or customer acceptance of new products, changes in or unavailability of products and services offered by satellite service providers and their related suppliers, worldwide economic downturns and currency devaluations, restrictions that may be imposed by the U.S. government on the export of Company products, and the impact of competition. For more information, please review the Company's periodic reports under the Securities Exchange Act of 1934, including without limitation the Investment Considerations set forth in the Company's Annual Report on Form 10-K.

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